Exhibit 4.2

Execution Version

Affiliate Guaranty Agreement

Dated as of June 29, 2022

Re:

4.58% Series A Guaranteed Senior Notes due June 28, 2027

4.77% Series B Guaranteed Senior Notes due June 28, 2029

4.84% Series C Guaranteed Senior Notes due June 28, 2032

of

Apartment Income REIT, L.P.

SECTION 1. Definitions 2

SECTION 2. Guaranty of Notes and Note Agreement 2

SECTION 3. Guaranty of Payment and Performance 3

SECTION 4. General Provisions Relating to the Guaranty 4

SECTION 5. Representations and Warranties of the Affiliate Guarantors 9

SECTION 6. Amendments, Waivers and Consents 10

SECTION 7. Notices 11

SECTION 8. Miscellaneous 11

Exhibit A Affiliate Guaranty Supplement

Affiliate Guaranty Agreement

Re:

4.58% Series A Guaranteed Senior Notes due June 28, 2027

4.77% Series B Guaranteed Senior Notes due June 28, 2029

4.84% Series C Guaranteed Senior Notes due June 28, 2032

of

Apartment Income REIT, L.P.

This Affiliate Guaranty Agreement dated as of June 29, 2022 (this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of an Affiliate Guaranty Supplement in substantially the form set forth as Exhibit A hereto (an “Affiliate Guaranty Supplement”) (which parties are hereinafter referred to individually as an “Affiliate Guarantor” and collectively as the “Affiliate Guarantors”).

Recitals

A. Apartment Income REIT Corp., a Maryland corporation (the “REIT Guarantor”), is the general partner of Apartment Income REIT, L.P., a Delaware limited partnership (the “Issuer”). Each Affiliate Guarantor is a direct or indirect wholly-owned Subsidiary of the REIT Guarantor.

B. The Issuer and the REIT Guarantor have entered into a Note and Guaranty Agreement dated as of June 29, 2022 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Agreement”) with each of the purchasers listed in the Purchaser Schedule attached to said Note Agreement (collectively, the “Purchasers”), providing for, among other things, the issue and sale by the Issuer to the Purchasers of $400,000,000 aggregate principal amount of its Guaranteed Senior Notes, consisting of (a) $100,000,000 aggregate principal amount of its 4.58% Series A Guaranteed Senior Notes due June 28, 2027 (the “Series A Notes”), (b) $100,000,000 aggregate principal amount of its 4.77% Series B Guaranteed Senior Notes due June 28, 2029 (the “Series B Notes”), and (c) $200,000,000 aggregate principal amount of its 4.84% Series C Guaranteed Senior Notes due June 28, 2032 (the “Series C Notes”; collectively with the Series A Notes and the Series B Notes, and together with each note issued in substitution therefor, the “Notes”). The Purchasers together with their respective successors and assigns are collectively referred to herein as the “Holders.”

C. The Purchasers have required as a condition of their purchase of the Notes that the Issuer and the REIT Guarantor cause each of the undersigned to enter into this Guaranty and, as set forth in Section 9.7(a) of the Note Agreement, to cause certain other Subsidiaries (other than the Issuer) from time to time to enter into an Affiliate Guaranty Supplement, and the Issuer and the REIT Guarantor have agreed to cause each of the undersigned to execute this Guaranty and to cause each such other Subsidiary to execute an Affiliate Guaranty Supplement, in each case in order to induce the Purchasers to purchase the Notes and thereby benefit the Issuer and its Subsidiaries by providing funds to the Issuer for the purposes described in Section 5.14 of the Note Agreement.

Now, therefore, as required by Section 4.11 of the Note Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Affiliate Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1.
Definitions.

Capitalized terms used herein shall have the meanings set forth in the Note Agreement unless defined herein or the context shall otherwise require.

SECTION 2.
Guaranty of Notes and Note Agreement.

(a) Each Affiliate Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest (including, without limitation, any interest on any overdue principal, Make-Whole Amount, if any, interest accruing after the commencement of any bankruptcy or similar proceeding, and any additional interest that would accrue but for the commencement of such proceeding and, to the extent permitted by applicable law, on any overdue interest) on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise in federal or other immediately available funds of the United States which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer under the terms of the Notes, (3) the full and prompt performance and observance by the Issuer and the REIT Guarantor of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer and the REIT Guarantor under the terms of the Note Agreement and (4) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, payable by the Issuer and the REIT Guarantor pursuant to Section 12.4 or 16.1 of the Note Agreement, or as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of this Guaranty or in any consultation or action in connection therewith or herewith.

(b) To the extent that any Affiliate Guarantor shall make a payment hereunder (a “Payment”) which, together with all other Payments made by such Affiliate Guarantor, and taking into account all other Payments previously or concurrently made by any of the other Affiliate Guarantors, exceeds the amount which such Affiliate Guarantor would otherwise have paid if each

Affiliate Guarantor had paid the aggregate obligations satisfied by such Payment(s) in the same proportion as such Affiliate Guarantor’s Allocable Amount (as hereinafter defined) in effect immediately prior to such Payment bore to the Aggregate Allocable Amount (as hereinafter defined) in effect immediately prior to the making of such Payment, then such Affiliate Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Affiliate Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment; provided that each Affiliate Guarantor covenants and agrees that such right of contribution and indemnification and any and all claims of such Affiliate Guarantor against any other Affiliate Guarantor, any endorser or against any of their property shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Issuer and the REIT Guarantor of their obligations under the Note Agreement and by the Affiliate Guarantors of their obligations under this Guaranty and the Affiliate Guarantors shall not take any action to enforce such right of contribution and indemnification, and the Affiliate Guarantors shall not accept any payment in respect of such right of contribution and indemnification, until all of the Notes and all amounts payable by the Affiliate Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Issuer and the REIT Guarantor under the Note Agreement and of the Affiliate Guarantors under this Guaranty have been satisfied.

As of any date of determination, (1) the “Allocable Amount” of any Affiliate Guarantor shall be equal to the maximum amount which could then be claimed by the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; and (2) the “Aggregate Allocable Amount” shall be equal to the sum of the Allocable Amount of all Affiliate Guarantors.

This clause (b) is intended only to define the relative rights of the Affiliate Guarantors, and nothing set forth in this clause (b) is intended to or shall impair the obligations of the Affiliate Guarantors, jointly and severally, to pay any amounts to the Holders as and when the same shall become due and payable in accordance herewith.

Each Affiliate Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Affiliate Guarantor to which such contribution and indemnification is owing.

SECTION 3.
Guaranty of Payment and Performance.

This is an irrevocable, absolute and unconditional guarantee of payment and performance (and not of collection) and each Affiliate Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Agreement be brought against the Issuer or the REIT Guarantor or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Affiliate Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Issuer or the REIT Guarantor or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each

Affiliate Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Issuer or the REIT Guarantor or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Affiliate Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Affiliate Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4.
General Provisions Relating to the Guaranty.

(a) Each Affiliate Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Affiliate Guarantor may, without in any manner affecting the liability of any Affiliate Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Issuer or of any other Person (including, without limitation, any other Affiliate Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Agreement, any other agreement or waive this Guaranty; or

(2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Issuer or of any other Person (including, without limitation, any other Affiliate Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes; or

(3) settle, adjust or compromise any claim of the Issuer against any other Person (including, without limitation, any other Affiliate Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes.

Each Affiliate Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Affiliate Guarantor shall at all times be bound by this Guaranty and remain liable hereunder until all of the Notes and all amounts payable by the Affiliate Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Issuer and the REIT Guarantor under the Note Agreement and of the Affiliate Guarantors under this Guaranty have been satisfied.

(b) Each Affiliate Guarantor hereby waives, to the fullest extent permitted by law:

(1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Issuer or the REIT Guarantor, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2) demand of payment by any Holder from the Issuer or the REIT Guarantor or any other Person (including any other Affiliate Guarantor) indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

(3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Affiliate Guarantor.

The obligations of each Affiliate Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than termination upon the indefeasible payment in cash in full of all of the Notes and all amounts payable by the Affiliate Guarantors hereunder and the satisfaction of all of the obligations of the Issuer and the REIT Guarantor under the Note Agreement and of the Affiliate Guarantors under this Guaranty), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c) The obligations of the Affiliate Guarantors hereunder shall be binding upon the Affiliate Guarantors and their successors and assigns, shall remain in full force and effect until all of the Notes and all amounts payable by the Affiliate Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Issuer and the REIT Guarantor under the Note Agreement and of the Affiliate Guarantors under this Guaranty have been satisfied, and shall remain in full force and effect irrespective of:

(1) the genuineness, validity, regularity or enforceability of the Notes, the Note Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Issuer or any other Person on or in respect of the Notes or the Issuer or the REIT Guarantor under the Note Agreement or any other agreement or the power or authority or the lack of power or authority of the Issuer to issue the Notes or the Issuer or the REIT Guarantor to execute and deliver the Note Agreement, or any other agreement or of any Affiliate Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person as a legal entity; or

(2) any default, failure or delay, willful or otherwise, in the performance by the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Agreement, this Guaranty or any other agreement; or

(3) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person or in respect of the property of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person; or

(4) impossibility or illegality of performance on the part of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person of its obligations under the Notes, the Note Agreement, this Guaranty or any other agreement; or

(5) in respect of the Issuer or the REIT Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer or the REIT Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, pandemics, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Issuer or the REIT Guarantor or any other Person and whether or not of the kind hereinbefore specified; or

(6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Agreement, or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Agreement, this Guaranty or any other agreement; or

(8) the failure of any Affiliate Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Affiliate Guarantor of failure of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Agreement, this Guaranty or any other agreement or failure to resort for payment to the Issuer, the REIT Guarantor, any Affiliate Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10) the acceptance of any additional security or other guaranty, the advance of additional money to the Issuer or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Agreement, or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11) any merger or consolidation of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Issuer, the REIT Guarantor, any Affiliate Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of the Issuer to the REIT Guarantor, any Affiliate Guarantor or any other Person; or

(12) any defense whatsoever that: (i) the Issuer or any other Person might have to the payment of the Notes (including, principal, Make-Whole Amount, if any, or interest), other than payment thereof in federal or other immediately available funds or (ii) the Issuer or the REIT Guarantor or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Issuer or the REIT Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

(13) any act or failure to act with regard to the Notes, the Note Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Affiliate Guarantor or any other Person; or

(14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Affiliate Guarantor or any other Person in respect of the obligations of any Affiliate Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Affiliate Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under or in respect of the terms of the Notes or the Issuer or the REIT Guarantor shall default under or in respect of the terms of the Note Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Issuer under the Notes or by the Issuer or the REIT Guarantor under the Note Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d) All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Affiliate Guarantors under this Guaranty or to the Issuer or the REIT Guarantor.

(e) To the extent of any payments made under this Guaranty, the Affiliate Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Affiliate Guarantor covenants and agrees that such right of subrogation and any and all claims of such Affiliate Guarantor against the Issuer or the REIT Guarantor, any endorser or other Affiliate Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Issuer and the REIT Guarantor of their obligations under the Note Agreement and by the Affiliate Guarantors of their obligations under this Guaranty, and the Affiliate Guarantors shall not take any action to enforce such right of subrogation, and the Affiliate Guarantors shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Affiliate Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Issuer and the REIT Guarantor under the Note Agreement and of the Affiliate Guarantors under this Guaranty have been satisfied. Notwithstanding any right of any Affiliate Guarantor to ask, demand, sue for, take or receive any payment from the Issuer or the REIT Guarantor, all rights, Liens and security interests of each Affiliate Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Issuer or the REIT Guarantor shall be and hereby are subordinated to the rights, if any, of the Holders in those assets. No Affiliate Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations of the Issuer and the REIT Guarantor under the Note Agreement shall have been paid in cash in full and satisfied.

(f) Each Affiliate Guarantor agrees that to the extent the Issuer or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Affiliate Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Affiliate Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

(g) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Affiliate Guarantors or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes or the Issuer and the REIT Guarantor under or in respect of the Note Agreement or the obligations of the Affiliate Guarantors hereunder or (2) to pursue any other remedy that the Affiliate Guarantors may or may not be able to pursue themselves and that may lighten the Affiliate Guarantors’ burden, any right to which each Affiliate Guarantor hereby expressly waives.

(h) If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer, the REIT Guarantor or any other Affiliate Guarantor of a case or proceeding under a bankruptcy or insolvency law, each Affiliate Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note Agreement, and such Affiliate Guarantor shall forthwith pay such accelerated principal of, Make-Whole Amount, if any, and interest on the Notes and any other amounts guaranteed hereunder.

SECTION 5.
Representations and Warranties of the Affiliate Guarantors.

Each Affiliate Guarantor represents and warrants to each Holder that:

(a) Such Affiliate Guarantor is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Affiliate Guarantor has the corporate, limited liability company or limited partnership, as applicable, power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b) This Guaranty has been duly authorized by all necessary corporate, limited liability company or limited partnership, as applicable, action on the part of such Affiliate Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Affiliate Guarantor enforceable against such Affiliate Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2)

general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery and performance by such Affiliate Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Affiliate Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which such Affiliate Guarantor or any of its Subsidiaries is bound or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to such Affiliate Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Affiliate Guarantor or any of its Subsidiaries.

(d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by any Affiliate Guarantor in connection with the execution, delivery or performance by such Affiliate Guarantor of this Guaranty.

SECTION 6.
Amendments, Waivers and Consents.

(a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of each Affiliate Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing and (2) no amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (ii) amend Section 2 or this Section 6. No consent of the Holders or the Affiliate Guarantors shall be required in connection with the execution and delivery of an Affiliate Guaranty Supplement or other addition of any additional Affiliate Guarantor, and each Affiliate Guarantor, by its execution and delivery of this Guaranty (or an Affiliate Guaranty Supplement) consents to the addition of each additional Affiliate Guarantor.

(b) The Affiliate Guarantors will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Affiliate Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders. The Affiliate Guarantors will deliver executed copies of each executed Affiliate Guaranty Supplement to each Holder promptly following the date on which it is executed.

(c) No Affiliate Guarantor will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security or provide other credit support, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d) Any consent given pursuant to this Section 6 by a Holder that has transferred or has agreed to transfer its Note to (1) the Issuer or the REIT Guarantor, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Issuer or the REIT Guarantor and/or any of their Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.

(e) Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders affected thereby and is binding upon them and upon each future holder and upon the Affiliate Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived, or impair any right consequent thereon. No course of dealing between any Affiliate Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(f) Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Guaranty, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Affiliate Guarantor, the Issuer, the REIT Guarantor or any of their Affiliates shall be deemed not to be outstanding.

SECTION 7.
Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or its nominee shall have specified to the Affiliate Guarantors and the Issuer in writing,

(2) if to any other Holder, to such Holder at such address as such Holder shall have specified to the Affiliate Guarantors and the Issuer in writing, or

(3) if to any Affiliate Guarantor, to such Affiliate Guarantor c/o the Issuer at the address set forth at the beginning of the Note Agreement to the attention of Chief Financial Officer and General Counsel, or at such other address as such Affiliate Guarantor shall have specified to the Holders in writing.

Notices under this Section 7 will be deemed given only when actually received.

SECTION 8.
Miscellaneous.

(a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b) The Affiliate Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a Purchaser, on the Purchaser Schedule, or by such other method or at such other address as any Holder shall have from time to time specified to the Affiliate Guarantors and the Issuer in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Affiliate Guarantors for any reason whatsoever or if it is not executed by any one or more of the Affiliate Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Affiliate Guarantor as if it had been made and delivered only by such other Affiliate Guarantors.

(e) This Guaranty shall be binding upon each Affiliate Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid. If any Affiliate Guarantor enters into any consolidation or merger, pursuant to which such Affiliate Guarantor or another Affiliate Guarantor is not the surviving entity, then the surviving entity shall execute and deliver to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this

Guaranty (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders).

(f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Guaranty and all other documents delivered hereunder. Delivery of an electronic signature to, or a signed copy of, this Guaranty and all other documents delivered hereunder by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Holder shall request manually signed counterpart signatures to this Guaranty, each Affiliate Guarantor hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

(g) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(h) Each Affiliate Guarantor and each Holder irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, each Affiliate Guarantor and each Holder irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(i) Each Affiliate Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 8(h) above brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(j) Each Affiliate Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 8(h) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 7 or at such other address of which such Holder shall then have been notified pursuant to said Section. Each Affiliate Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(k) Nothing in Section 8(h), 8(i) or 8(j) shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that any Holder may have to bring proceedings against any Affiliate Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(l) Each Affiliate Guarantor hereby waives and, by its acceptance hereof, each Holder hereby waives, trial by jury in any action brought on or with respect to this Guaranty or any other document executed in connection herewith.

(m) Each Affiliate Guarantor shall be released from its obligations hereunder subject to and in accordance with Section 9.7(b) of the Note Agreement.

* * * * *

In witness whereof, the undersigned has caused this Affiliate Guaranty Agreement to be duly executed by an authorized representative as of the date first written above.

AIR Reit Sub 1, LLC

By: _/s/ Paul Beldin______________________

Name: Paul Beldin

Title: Executive Vice President and Chief Financial Officer

AIR Reit Sub 2, LLC

By: _/s/ Paul Beldin______________________

Name: Paul Beldin

Title: Executive Vice President and Chief Financial Officer

AIR/Bethesda Holdings, Inc.

By: _/s/ Paul Beldin______________________

Name: Paul Beldin

Title: Executive Vice President and Chief Financial Officer

AIR Subsidiary REIT 1, LLC

By: _/s/ Paul Beldin______________________

Name: Paul Beldin

Title: Executive Vice President and Chief Financial Officer

[Signature Page to Subsidiary Guaranty Agreement]

Affiliate Guaranty Supplement

To the Holders (as defined in the hereinafter

defined Guaranty Agreement)

Ladies and Gentlemen:

Whereas, Apartment Income REIT, L.P., a Delaware limited partnership (the “Issuer”), issued $400,000,000 aggregate principal amount of its Guaranteed Senior Notes, consisting of (a) $100,000,000 aggregate principal amount of its 4.58% Series A Guaranteed Senior Notes due June 28, 2027 (the “Series A Notes”), (b) $100,000,000 aggregate principal amount of its 4.77% Series B Guaranteed Senior Notes due June 28, 2029 (the “Series B Notes”), and (c) $200,000,000 aggregate principal amount of its 4.84% Series C Guaranteed Senior Notes due June 28, 2032 (the “Series C Notes”; collectively with the Series A Notes and the Series B Notes, and together with each note issued in substitution therefor, the “Notes”), pursuant to that certain Note and Guaranty Agreement dated as of June 29, 2022 (the “Note Agreement”), among the Issuer, Apartment Income REIT Corp., a Maryland corporation (the “REIT Guarantor”), and each of the purchasers listed in the Purchaser Schedule attached to said Note Agreement (the “Purchasers”) for the purposes described in Section 5.14 of the Note Agreement. Capitalized terms used herein shall have the meanings set forth in the hereinafter defined Guaranty Agreement unless herein defined or the context shall otherwise require.

Whereas, as a condition precedent to their purchase of the Notes, the Purchasers required that the Affiliate REITs and each other Subsidiary (other than the Issuer) from time to time that is required to guaranty the Notes enter into that certain Affiliate Guaranty Agreement dated as of June 29, 2022 as security for the Notes (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”).

Pursuant to Section 9.7(a) of the Note Agreement, the Issuer and the REIT Guarantor have agreed to cause the undersigned, [____________], a [corporation/limited liability company/limited partnership] organized under the laws of [______________] (the “Additional Affiliate Guarantor”), to join in the Guaranty Agreement. In accordance with the requirements of the Guaranty Agreement, the Additional Affiliate Guarantor desires to supplement the definition of Affiliate Guarantor (as the same may have been heretofore supplemented) set forth in the Guaranty Agreement so that at all times from and after the date hereof, the Additional Affiliate Guarantor shall be jointly and severally liable as set forth in the Guaranty Agreement for the obligations of the Issuer under the Notes and the Issuer and the REIT Guarantor under the Note Agreement and to the extent and in the manner set forth in the Guaranty Agreement.

The execution by the undersigned of this Affiliate Guaranty Supplement shall evidence such Additional Affiliate Guarantor’s consent to and acknowledgment and approval of the

Exhibit A-2

terms set forth herein and in the Guaranty Agreement and its agreement to be bound by the covenants, terms and provisions of the Guaranty Agreement as an Affiliate Guarantor thereunder and by such execution the Additional Affiliate Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty Agreement.

Upon execution of this Affiliate Guaranty Supplement, the Guaranty Agreement shall be deemed to be supplemented as set forth above. Except as supplemented herein, the terms and provisions of the Guaranty Agreement are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty Agreement without making specific reference to this Affiliate Guaranty Supplement, but nevertheless all such references shall be deemed to include this Affiliate Guaranty Supplement unless the context shall otherwise require.

This Affiliate Guaranty Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Affiliate Guaranty Supplement and all other documents delivered hereunder. Delivery of an electronic signature to, or a signed copy of, this Affiliate Guaranty Supplement and all other documents delivered hereunder by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Holder (as defined in the Guaranty Agreement) shall request manually signed counterpart signatures to this Affiliate Guaranty Supplement, the Additional Affiliate Guarantor(s) hereby agree to use its/their reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

This Affiliate Guaranty Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(Signature Page Follows)

Exhibit A-2

Dated: _________________, 20 .

[Name(s) of Additional Affiliate Guarantor(s)]

By: ____________________________

Name: __________________________

Title: __________________________

CH2:25800405.6

Exhibit A-2